Exhibit 10.2

                             FIRST AMENDMENT TO THE
                        HEICO SAVINGS AND INVESTMENT PLAN
                     (AS AMENDED EFFECTIVE JANUARY 1, 2007)

         THIS FIRST AMENDMENT (the "Amendment") is made, effective as of the 1st day of January, 2007, to the HEICO Savings and Investment Plan, as amended and restated January 1, 2007 (the "Plan"), by HEICO Corporation, a Florida corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company maintains the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, pursuant to Section 15.01 of the Plan, the Company has the power to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows:

         Effective as of January 1, 2007 (except as otherwise stated below):
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1.       Section 2.17 is hereby amended in its entirety to read as follows:

                      "2.17 "Elective Deferral Contribution" shall mean any
              Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. Elective Deferral Contributions shall be made in either percentage or dollar increments. Elective Deferral Contributions shall not include any amount properly distributed as excess annual additions."

2.       Section 2.19(d) is hereby amended in its entirety to read as follows:

              "(d) Employees who are, according to the Employer's records, characterized as temporary, seasonal or occasional employees; provided, however, any temporary, seasonal or occasional employee of an Employer who completes one Year of Service shall be an Eligible Employee."

3. The last sentence of Section 4.01(b) is hereby amended in its entirety to read as follows:
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               "In addition, effective as of January 1, 2008, in the event that the automatic contribution arrangement under this Plan is an eligible automatic contribution arrangement as defined in Code
               Section 414(w)(3), then each Eligible Employee who is automatically enrolled in this Plan pursuant to this Section 4.01(b) shall be provided with a ninety (90) day period (commencing from the first day on which his or her participation begins) to elect out of the Plan and withdraw the contributions made on his or her behalf and the earnings thereon."

4.       Section 4.04(b) is hereby amended in its entirety to read as follows:

               "(b) Equity Builder Contributions. As may be determined by the Board of Directors from time to time within their sole discretion, each Employer may contribute Equity Builder Contributions on behalf of their employees who are Participants in this Plan, as provided for in this
                      Section 4.04(b). A Participant's share of the Equity Builder Contributions for a Plan Year is determined by multiplying (1) the total Equity Builder Contributions to be allocated among all of the Accounts of those Participants employed by that Participant's Employer by
                      (2) that Participant's Compensation for the Plan Year and dividing the result by (3) the total Compensation paid for the Plan Year to all of those Participants employed by the Participant's Employer that are eligible for an allocation. Only Compensation paid by the Employer on account of service while a Participant in this Plan is taken into account."

5.       Section 13.02(b) is hereby amended in its entirety to read as follows:

               "(b) Minimum Benefits. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage test and other requirements of Code Section 401(m)."

6. In all other respects, the Plan shall remain unchanged by the Amendment.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

                                     HEICO Corporation, a Florida corporation

                                     By:     /s/ THOMAS S. IRWIN
                                        -----------------------------
                                     Name: Thomas S. Irwin
                                     Title: Treasurer